SANTANDER BANCORP
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
AS OF SEPTEMBER 30, 2003, DECEMBER 31, 2002 AND SEPTEMBER 30, 2002
(Dollars in thousands, except per share data)

ASSETS

				Variance
	30-Sep-03	30-Sep-02	31-Dec-02	09/03-12/02
CASH AND CASH EQUIVALENTS:
Cash and due from banks	$ 104,682	$ 176,410	$ 98,302	6.49%
Interest bearing deposits	21,770	539,145	268,620	-91.90%
Federal funds sold and securities purchased under agreements to resell	235,700	161,000	263,500	-10.55%
Total cash and cash equivalents	362,152	876,555	630,422	-42.55%
INTEREST BEARING DEPOSITS	-	482	-	N/A
INVESTMENT SECURITIES AVAILABLE FOR SALE, at fair value	1,677,482	712,482	1,271,690	31.91%
INVESTMENT SECURITIES HELD TO MATURITY, at amortized cost	887,169	1,283,629	1,096,358	-19.08%
LOANS HELD FOR SALE, net	316,666	168,603	197,613	60.25%
LOANS, net	3,784,736	3,788,593	3,655,270	3.54%
ALLOWANCE FOR LOAN LOSSES	(64,425)	(58,230)	(57,956)	11.16%
BANK PREMISES AND EQUIPMENT, net	59,846	63,806	63,198	-5.30%
ACCRUED INTEREST RECEIVABLE	36,557	35,624	41,110	-11.08%
GOODWILL	10,537	10,552	10,552	-0.14%
INTANGIBLE ASSETS	4,881	12,127	11,129	-56.14%
OTHER ASSETS	93,129	128,340	145,814	-36.13%
	$ 7,168,730	$ 7,022,563	$ 7,065,200	1.47%

LIABILITIES AND STOCKHOLDERS' EQUITY
DEPOSITS:
Non-interest bearing	$ 666,444	$ 631,884	$ 628,324	6.07%
Interest bearing	3,024,956	3,967,987	3,891,338	-22.26%
Total deposits	3,691,400	4,599,871	4,519,662	-18.33%
FEDERAL FUNDS PURCHASED AND OTHER BORROWINGS	467,000	202,000	245,960	89.87%
SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE	1,921,893	1,075,006	1,250,039	53.75%
COMMERCIAL PAPER ISSUED	224,807	49,957	39,991	462.14%
TERM NOTES	139,401	321,722	307,464	-54.66%
ACCRUED INTEREST PAYABLE	22,896	27,554	25,050	-8.60%
OTHER LIABILITIES	120,625	152,588	99,706	20.98%
	6,588,022	6,428,698	6,487,872	1.54%

STOCKHOLDERS' EQUITY:
Preferred stock $25 par value; 10,000,000 shares authorized, 2,610,008 outstanding	65,250	65,250	65,250	0.00%
Common stock, $2.50 par value; 200,000,000 shares authorized; 46,410,214 shares issued;
42,398,954 and 42,751,714 shares outstanding in September 2003 and 2002, respectively and
42,566,454 shares outstanding in December 2002	116,026	116,026	116,026	0.00%
Capital paid in excess of par value	187,742	187,742	187,742	0.00%
Treasury stock at cost, 4,011,260; 3,658,500 and 3,843,760 shares in September 2003 and 2002
and December 2002, respectively	(67,552)	(62,946)	(65,268)	3.50%
Accumulated other comprehensive (loss), net of taxes	(5,867)	(6,555)	(12,692)	-53.77%
Retained earnings-
Reserve fund	116,482	114,418	116,482	0.00%
Undivided profits	168,627	179,930	169,788	-0.68%
Total stockholders' equity	580,708	593,865	577,328	0.59%
	$ 7,168,730	$ 7,022,563	$ 7,065,200	1.47%

SANTANDER BANCORP
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 2003 AND 2002 AND THE
QUARTERS ENDED SEPTEMBER 30, 2003 AND 2002

(Dollars in thousands, except per share data)

	For the nine months ended		For the quarters ended
	September 30,	September 30,	September 30,	September 30,
	2003	2002	2003	2002
INTEREST INCOME:
Loans	$ 180,320	$ 224,110	$ 58,784	$ 70,854
Investment securities	56,838	54,402	22,043	18,257
Interest bearing deposits	361	839	86	351
Federal funds sold and securities purchased under
agreements to resell	1,455	2,629	499	498
Total interest income	238,974	281,980	81,412	89,960

INTEREST EXPENSE:
Deposits	42,923	63,816	12,788	21,314
Securities sold under agreements to repurchase
and other borrowings	57,621	56,600	19,746	18,042
Subordinated capital notes	-	278	-	-
Total interest expense	100,544	120,694	32,534	39,356

Net interest income	138,430	161,286	48,878	50,604

PROVISION FOR LOAN LOSSES	34,745	45,500	8,965	17,078
Net interest income after provision for loan losses	103,685	115,786	39,913	33,526

OTHER INCOME:
Service charges, fees and other	29,641	30,823	9,724	9,943
Gain on sale of securities	10,012	12,230	4	48
Gain on sale of mortgage servicing rights	326	409	142	119
(Loss) gain on derivatives	246	(1,352)	4	397
Other gains and losses	17,883	13,346	6,977	3,934
Total other income	58,108	55,456	16,851	14,441

OTHER OPERATING EXPENSES:
Salaries and employee benefits	49,213	51,333	15,978	16,797
Occupancy costs	9,959	9,821	3,437	3,239
Equipment expenses	7,690	8,565	3,178	2,499
Other operating expenses	77,288	72,336	25,595	23,610
Total other operating expenses	144,150	142,055	48,188	46,145

Income before provision for income tax	17,643	29,187	8,576	1,822

PROVISION (CREDIT) FOR INCOME TAX	942	5,594	376	(496)

NET INCOME	16,701	23,593	8,200	2,318

DIVIDEND TO PREFERRED SHAREHOLDERS	3,426	3,426	1,142	1,142

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$ 13,275	$ 20,167	$ 7,058	$ 1,176

EARNINGS PER COMMON SHARE*	$ 0.31	$ 0.47	$ 0.17	$ 0.03

*After giving retroactive effect to the stock dividend declared on June 17, 2002

SANTANDER BANCORP

	2003	2003	2003	2002
	Year to	Third	Second	Year to	Third
SELECTED RATIOS	Date	Quarter	Quarter	Date	Quarter

Net interest margin (1)	3.24%	3.27%	3.28%	3.54%	3.38%
Return on average assets (2)	0.34%	0.48%	0.34%	0.47%	0.14%
Return on average common equity (2)	3.55%	5.74%	3.34%	4.98%	0.87%
Efficiency Ratio (1,3)	72.48%	68.68%	72.54%	66.47%	68.69%
Capital:
Tier I capital to risk-adjusted assets	-	12.27%	12.36%	-	12.31%
Total capital to risk-adjusted assets	-	13.52%	13.61%	-	13.55%
Leverage ratio	-	8.19%	8.73%	-	8.82%
Non-performing loans to total loans	-	2.58%	2.66%	-	2.79%
Non-performing loans plus accruing loans
past-due 90 days or more to loans	-	2.66%	2.76%	-	2.86%
Allowance for loan losses to non-
performing loans	-	60.78%	57.64%	-	52.78%
Allowance for loans losses to period-
end loans	-	1.57%	1.53%	-	1.47%

(1) On a tax-equivalent basis.
(2) Ratios for the quarters are annualized.
(3) Operating expenses divided by net interest income,
on a tax equivalent basis, plus other income, excluding
gain on sale of securities.

SANTANDER BANCORP

SELECTED CONSOLIDATED FINANCIAL INFORMATION:

(DOLLARS IN THOUSANDS)

	QTD	QTD	QTD
	Sept. 30,	Sept. 30,	June 30,	3Q03/3Q02	3Q03/2Q03	Nine month periods ended Sept. 30,
	2003	2002	2003	Variation	Variation	2003	2002	Variation

Interest Income	$ 81,412	$ 89,960	$ 78,759	-9.5%	3.4%	$238,974	$281,980	-15.3%	$ (43,006)
Tax equivalent adjustment	4,440	2,183	3,535	103.4%	25.6%	12,366	9,197	34.5%	3,169
Interest income on a tax equivalent basis	85,852	92,143	82,294	-6.8%	4.3%	251,340	291,177	-13.7%	(39,837)
Interest expense	32,534	39,356	32,843	-17.3%	-0.9%	100,544	120,694	-16.7%	(20,150)
Net interest income on a tax equivalent basis	53,318	52,787	49,451	1.0%	7.8%	150,796	170,483	-11.5%	(19,687)
Provision for loan losses	8,965	17,078	13,715	-47.5%	-34.6%	34,745	45,500	-23.6%	(10,755)
Net interest income on a tax equivalent basis after provision	44,353	35,709	35,736	24.2%	24.1%	116,051	124,983	-7.1%	(8,932)
Other operating income	16,705	14,274	17,585	17.0%	-5.0%	47,770	42,817	11.6%	4,953
Gain on sale of MSRs	142	119	60	19.3%	136.7%	326	409	-20.3%	(83)
Gain on sale of securities	4	48	5,339	-91.7%	-99.9%	10,012	12,230	18.1%	(2,218)
Other operating expenses	48,188	46,145	48,670	4.4%	-1.0%	144,150	142,055	1.5%	2,095
Income on a tax equivalent basis before income taxes	13,016	4,005	10,050	-225.0%	29.5%	30,009	38,384	-21.8%	(8,375)
Provision (Benefit) for income taxes	376	(496)	1,177	175.8%	-68.1%	942	5,594	-83.2%	(4,652)
Tax equivalent adjustment	4,440	2,183	3,535	103.4%	25.6%	12,366	9,197	34.5%	3,169
NET INCOME (LOSS)	$ 8,200	$ 2,318	$ 5,338	253.8%	53.6%	$ 16,701	$ 23,593	-29.2%

SELECTED RATIOS:

Per share data (1):
Earnings (loss) per common share	$ 0.17	$ 0.03	$ 0.10			$ 0.31	$ 0.47
Average common shares
outstanding	42,398,954	43,056,336	42,398,954			42,428,560	43,194,614
Common shares outstanding
at end of period	42,398,954	42,751,714	42,398,954			42,398,954	42,751,714
Cash Dividends per Share:
Preferred Stock	$ 0.44	$ 0.44	$ 0.44			$ 1.31	$ 1.31
Common Stock	$ 0.11	$ 0.11	$ 0.11			$ 0.33	$ 0.33